CONTACTS:

Doug Barnett – Financial Analysts 972-987-3352 barnettd@ugs.com

Mendi Paschal – Media

972-987-3210

paschal@ugs.com

FOR IMMEDIATE RELEASE ON THURSDAY, FEBRUARY 22, 2007

UGS Reports Year-End Revenue of US$1.2 Billion

UGS reports fourth quarter license revenue growth of 12 percent and overall revenue growth of 8 percent

Performance marks 14th consecutive quarter of year-over-year revenue growth for PLM industry leader

PLANO, Texas – UGS Corp., a leading global provider of product lifecycle management (PLM) software and services, today announced fourth quarter 2006 and full year 2006 results.

Fourth quarter financial highlights include:

•	Total revenue increased to US$352.7 million, or 8 percent growth over the same period a year earlier. The company’s fourth quarter revenue included US$128.1 million in license revenue, or a 12 percent increase as compared to the fourth quarter 2005.

•	EBITDA (defined below) was US$110.6 million, a 19 percent growth over the same period a year earlier. Net income was US$22.7 million, a 76 percent increase over the same period a year earlier.

•	Operating income was US$51.3 million, a 9 percent increase as compared to the fourth quarter 2005.

•	License revenue for all product portfolios grew: Collaborative Product Development Management (cPDM) license revenue increased 22 percent, digital manufacturing license revenue increased 28 percent and UGS Velocity SeriesTM portfolio license revenue increased 30 percent over the same period a year earlier. CAx license revenue increased 2 percent over the same period a year earlier.

•	In the amounts presented above, the company has not made adjustments for the impact of deferred revenues written off in connection with the acquisition of the company and acquisitions by the company. These write-offs had the effect of reducing fourth quarter 2006 revenues by US$0.1 million and 2005 revenues by US$1.1 million.

Financial highlights from the full year 2006 include:

•	Total revenue increased to US$1.2 billion, a 6 percent growth over the same period a year earlier. The company’s 2006 revenue included US$379.2 million in license revenue, an increase of 6 percent as compared to 2005.

•	EBITDA (defined below) was US$297.1 million, a 23 percent increase over the same period a year earlier. Net income (loss) was US$(10.3) million as compared to US$(10.0) million from the same period a year earlier.

•	Operating income was US$71.8 million, and represents a 14 percent decrease from the same period a year earlier, and includes the impact of total amortization expenses of US$190.8 million in 2006 compared to $160.8 million in 2005.

•	Within product portfolios, cPDM license revenue increased 11 percent, digital manufacturing license revenue increased 26 percent and UGS Velocity Series portfolio license revenue increased 19 percent over the same period a year earlier.

•	In the amounts presented above, the company has not made adjustments for the impact of deferred revenues written off in connection with the acquisition of the company and acquisitions by the company. These write-offs had the effect of reducing full year 2006 revenues by US$0.8 million and 2005 revenues by US$11.3 million.

“We are pleased with our strong performance in the quarter and that execution of our strategic plan delivered solid earnings and top-line organic revenue growth as planned, with 12 percent license revenue growth in the quarter,” said Tony Affuso, chairman, CEO and president of UGS. “Our vision continues to be supported by customers who are market leaders and invest in UGS PLM to further their global innovation networks. We look forward to more growth in 2007 driven by our world-class product portfolio to be enhanced with major releases of Teamcenter and NX.”

Business Highlights and Announcements

•	IBM and UGS recently announced a new agreement to support the cPDM requirements of small- to medium-sized businesses (SMBs) on a global basis. IBM and UGS will jointly market Teamcenter® Express software and services to SMB customers in six countries: the U.S., Canada, France, Germany, Japan and China. (see separate release)

•	BIZERBA GmbH & Co. KG, a technology company for professional weighing and information technology system solutions, selected UGS’ NX®, Teamcenter and Geolus® search software solutions to enhance efficiency in the development and construction of its retail and compact scales. (see separate release)

•	Sichuan Changhong Electric Co., Ltd. (Changhong), a leader in China’s electronics industry, selected UGS’ Teamcenter product data management (PDM) solution for its PLM backbone. (see separate release)

•	ThyssenKrupp Bilstein Brasil, a ThyssenKrupp Technologies Company, a major automotive supplier, selected UGS’ Velocity Series portfolio of products to address initiatives for enhancing speed to market, decreasing prototype costs and protect its intellectual property.

•	Advanced Integration Technology, L.P. (AIT), a provider of turnkey aerospace factory automation, including the design, fabrication, installation and maintenance of fully integrated plant floor systems, integrated TecnomatixTM FactoryLink into its standard solution. AIT cited Tecnomatix’s flexibility, scalability and ease of use as key decision making factors for including it as a standard component of its automated assembly solution which helps the aerospace industry increase manufacturing efficiency.

The company expects to realize revenue from the contracts highlighted above over multiple quarters.

Other Events

Because of the income tax impact of currency fluctuations on intercompany debt in one of the company’s foreign subsidiaries, the company is restating its earnings for 2004 and 2005 by increasing its deferred income tax expense in 2004 by a currently estimated amount of US$12.0 million and correspondingly increasing its deferred income tax benefit in 2005 by a currently estimated amount of US$12.0 million. There is no impact on the company’s cash flows from operations.

UGS will host its year-end and fourth quarter 2006 earnings call with securities analysts live on the Internet at 11:30 a.m. Central time, Thursday, Feb. 22, 2007. Presentation slides will be posted on www.ugs.com prior to the call. See below for webcast/teleconference access information.

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About UGS

UGS is a leading global provider of product lifecycle management (PLM) software and services with 4.3 million licensed seats and 47,000 customers worldwide.  Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging UGS’ open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation.  For more information on UGS products and services, visit www.ugs.com.

# # #

Note: UGS, Geolus, NX, Teamcenter, Tecnomatix, Velocity Series and Transforming the process of innovation are trademarks or registered trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. All other trademarks, registered trademarks or service marks belong to their respective holders.

 The statements in this news release that are not historical statements, including statements regarding our business, results of operations expected financial performance, expected cost savings related to acquisitions, and other statements identified by forward looking terms such as “may,” “will,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to numerous risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to developments in the PLM industry, loss or downsizing of customers, competition, failure to innovate, substantial, prolonged economic downturns, financial distress in the automotive industry, international operations and exchange rate fluctuations, terrorist activities, acquisitions, changes in pricing models, intellectual property, loss of key employees and complexity of income tax assessments. UGS has included a discussion of these and other pertinent risk factors in its quarterly report on Form 10-Q for the period ended June 30, 2006 filed with the SEC. UGS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three months
	ended
	December 31, 2006	December 31, 2005
Revenue:
License	$128,129	$114,248
Maintenance	142,754	134,575
Services and other	81,866	77,974

Total revenue	352,749	326,797

Cost of revenue:
License	5,682	6,052
Maintenance	16,763	14,094
Services and other	62,459	60,629
Amortization of capitalized software and acquired intangible assets	40,149	34,074

Total cost of revenue	125,053	114,849

Gross profit	227,696	211,948

Operating expenses:
Selling, general and administrative	121,944	107,491
Research and development	46,483	48,494
Amortization of other intangible assets	7,996	8,820

Total operating expenses	176,423	164,805

Operating income	51,273	47,143
Interest expense and amortization of deferred financing fees	(27,364)	(26,161)
Other income (expense), net	6,289	(3,345)

Income before income taxes	30,198	17,637
Provision for income taxes	7,530	4,744

Net income	$22,668	$12,893

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Year
	Ended
	December 31, 2006	December 31, 2005
Revenue:
License	$379,183	$358,986
Maintenance	541,127	504,189
Services and other	298,437	291,446

Total revenue	1,218,747	1,154,621

Cost of revenue:
License	15,895	21,213
Maintenance	63,373	56,411
Services and other	232,669	241,777
Amortization of capitalized software and acquired intangible assets	154,005	123,357

Total cost of revenue	465,942	442,758

Gross profit	752,805	711,863

Operating expenses:
Selling, general and administrative	459,632	420,873
Research and development	188,512	167,484
In-process research and development	—	4,100
Restructuring	(535)	1,774
Amortization of other intangible assets	33,353	34,147

Total operating expenses	680,962	628,378

Operating income	71,843	83,485
Interest expense and amortization of deferred financing fees	(107,907)	(97,737)
Other income (expense), net	17,313	(17,671)

Loss before income taxes	(18,751)	(31,923)
Benefit for income taxes	(8,413)	(21,899)

Net loss	$(10,338)	$(10,024)

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$61,509	$61,532
Accounts receivable, net	283,163	251,763
Prepaids and other	40,740	22,389
Deferred income taxes	11,229	26,471

Total current assets	396,641	362,155

Property and equipment, net	32,301	36,645
Goodwill	1,452,674	1,388,802
Capitalized and acquired software, net	394,130	464,994
Customer accounts, net	177,117	203,064
Other intangible assets, net	114,115	135,265
Other assets	34,488	39,623

Total assets	$2,601,466	$2,630,548

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$169,674	$159,534
Deferred revenue	154,221	133,027
Income taxes payable	6,373	11,895
Current portion of long-term debt	2,000	—

Total current liabilities	332,268	304,456

Other long-term liabilities	71,932	48,953
Deferred income taxes	96,093	130,728
Long-term debt	1,155,220	1,212,046
Total stockholder’s equity	945,953	934,365

Total liabilities and stockholder’s equity	$2,601,466	$2,630,548

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
Cash flows from operating activities
Net loss	$(10,338)	$(10,024)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Benefit for deferred income taxes	(21,111)	(53,438)
Depreciation and amortization	207,925	175,645
Amortization of deferred financing fees	5,530	5,621
In-process research and development	—	4,100
Stock-based compensation	689	545
Unrealized loss (gain) on revaluation of foreign denominated assets and liabilities	(36,027)	27,307
Unrealized loss (gain) on foreign currency revaluation of derivative instruments	12,017	(18,749)
Other	3,544	1,934

Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(22,894)	(13,046)
Prepaids and other	(17,210)	(948)
Accounts payable and accrued liabilities	10,695	(12,262)
Deferred revenue	11,969	24,212
Income taxes payable	(13,828)	4,114
Other long-term liabilities	5,034	2,060

Total adjustments	146,333	147,095

Net cash provided by operating activities	135,995	137,071

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(218,437)
Acquired software	(4,000)	—
Cash received from prior parent for acquisition related tax matters	—	18,171
Payments for purchases of property and equipment	(13,500)	(14,829)
Capitalized software costs	(65,623)	(69,775)
Proceeds from sale of marketable securities	—	23,194
Other	(4,598)	(1,762)

Net cash used in investing activities	(87,721)	(263,438)

Cash flows from financing activities
Proceeds from revolving credit line	171,300	175,051
Payments on revolving credit line	(169,300)	(181,051)
Proceeds from notes payable	6,850	10,297
Payments on notes payable	(345)	(2,773)
Proceeds from bank notes and bonds	—	225,350
Payments on bank notes and bonds	(62,300)	(94,029)
Capital contributed by parent (stock options exercised)	667	669
Capital contributed by parent (compensatory payment)	3,819	—
Capital contributed by parent (other)	830	—

Net cash (used in) provided by financing activities	(48,479)	133,514

Effect of exchange rate on cash and cash equivalents	182	(4,015)

Net increase (decrease) in cash and cash equivalents	(23)	3,132
Cash and cash equivalents at beginning of period	61,532	58,400

Cash and cash equivalents at end of period	$61,509	$61,532

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under generally accepted accounting principles, or GAAP. EBITDA does not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Additionally, EBITDA is not intended to be a measure of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. We consider EBITDA to be a key indicator of our ability to pay our debt. We have included information concerning EBITDA because we use such information in determining compensation of our management and in our review of the performance of our business. EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA to net loss, the GAAP measure we believe to be most directly comparable to EBITDA (in thousands).

	Three months
	ended
	December 31,	December 31,
	2006	2005
Reconciliation of net income to EBITDA:
Net income	$22,668	$12,893
Interest expense	27,364	26,161
Provision for income taxes	7,530	4,744
Depreciation and amortization	53,039	48,853

EBITDA	$110,601	$92,651

	Year
	ended
	December 31,	December 31,
	2006	2005
Reconciliation of net loss to EBITDA:
Net loss	$(10,338)	$(10,024)
Interest expense	107,907	97,737
Benefit for income taxes	(8,413)	(21,899)
Depreciation and amortization	207,925	175,645

EBITDA	$297,081	$241,459